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                                                                      EXHIBIT 5

                           BT SECURITIES CORPORATION
                            ONE BANKERS TRUST PLAZA
                           NEW YORK, NEW YORK 10006

                               February 4, 1997


Hancock Park Associates
1925 Century Park East
Suite 810
Los Angeles, CA 90067

Attention:  Michael Fourticq
            Brian McDermott

                        Re: Leslie's Poolmart Financing
                            ---------------------------

Gentlemen:

        You have advised BT Securities Corporation ("BTSC") that you intend to consummate a transaction (the "Transaction") whereby a company formed by you ("Newco") would acquire all of the outstanding capital stock of Leslie's Poolmart (the "Acquired Business"). You have asked us to assist Newco in raising a portion of the funds required to consummate the Transaction through the sale or placement of up to $85 million aggregate principal amount of senior debt securities of Newco (the "Securities").

        The purpose of this letter agreement (this "Agreement") is to confirm the engagement of BTSC by you and Newco (together, the "Company") in connection with the issuance or sale (whether pursuant to a public offering or a private placement) of debt securities of the Company in connection with the Transaction, which is likely to be in the form of, but not limited to, the issuance of the Securities.

        Section 1. Engagement of BTSC in Connection with Proposed Issuance. The Company hereby retains BTSC on an exclusive basis, and BTSC agrees to act as exclusive representative and underwriter or placement agent in connection with any public or private debt financing or issuance by the Company

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or any of its subsidiaries to finance the Transaction during the term of this
Agreement.

        The Company will not, directly or indirectly (except through BTSC or as otherwise approved by BTSC), sell or offer to sell any of the Securities or debt instrument (other than a revolving credit facility, the amount of which shall be determined by customary borrowing bases) during the term of this Agreement or for 180 days thereafter. Any such offer, sale or other disposition of the Securities or any debt instrument during the term of this Agreement, or for 180 days thereafter, will be treated for purposes of Section 2 as if such sale or disposition were undertaken by BTSC directly.

        Section 2. Fees. As compensation for BTSC's services in connection with the issuance of the Securities, the Company shall pay BTSC the following non-refundable fees:

        (a) an underwriting or placement fee of 3.25% of the gross proceeds received by the Company from the issuance of the Securities, payable at the closing of such issuance; and

        (b) in the event that either (i) the Transaction does not close and the Securities are not issued or (ii) the Securities are issued other than pursuant to a registered public offering or an offering under Rule 144A of the Securities Act of 1933, as amended, all reasonable out-of-pocket expenses (including reasonable legal fees and expenses) incurred in connection with the Transaction.

        Section 3. Other Agreements.

        (a) Term. BTSC's engagement hereunder may be terminated by BTSC at any time or, after the date which is 180 days from the execution of this letter, by the Company by prior written notice thereof to the other party; provided, however, that the provisions of the last sentence of Section 1 and Sections 2, 3(c), 3(d) and 3(f) shall survive such termination.

        (b) Information. During the course of the term, the Company agrees to furnish BTSC with such information about the Company as BTSC reasonably requests, including information to be included in a private placement memorandum or other disclosure document ("Company Information"). The Company represents and

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            warrants to BTSC that all Company Information will be accurate and complete in all material respects at the time it is furnished and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made, and agrees to advise BTSC during the period of the engagement of all developments materially affecting the Company or the accuracy of Company Information previously furnished to BTSC or prospective purchasers of the Securities. The Company recognizes and confirms that BTSC (i) will be relying solely on such information and other information available from generally recognized public sources in performing the services contemplated hereunder, (ii) will not independently verify the accuracy or completeness of such information, (iii) does not assume responsibility for the accuracy or completeness thereof, and (iv) will make appropriate disclaimers consistent with the foregoing. In addition, any representations and warranties made by the Company to purchasers of the Securities shall be deemed to be incorporated into this Agreement and any opinions delivered by or on behalf of the Company to the purchasers of the Securities shall expressly provide that BTSC may rely upon such opinions.

        (c) Indemnification. The Company agrees to indemnify BTSC and its affiliates and each person in control of BTSC and its affiliates and their respective officers, directors, employees, agents and representatives as provided in the indemnity letter dated the date hereof and attached hereto.

        (d) No Shareholder Rights. The Company acknowledges and agrees that BTSC has been retained only by the Company and that the Company's engagement of BTSC is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, owner or partner of the Company or any other person not a party hereto as against BTSC or any of its affiliates or the respective directors, officers, employees, agents and representatives of BTSC or its affiliates. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the Company's engagement of BTSC or any statements, advice, opinions, or conduct by BTSC.

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(e)  Miscellaneous. This Agreement may be executed in two or more counterparts, all of which together shall be considered a single instrument. The term "affiliate" as used herein shall have the meaning ascribed to such term in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar expert advice. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and cannot be amended or otherwise modified except in writing executed by the parties hereto. BTSC may transfer or assign, in whole or from time to time in part, to one or more of its affiliates its rights and obligations hereunder, but no such transfer or assignment will relieve BTSC of its obligations hereunder without the prior written consent of the Company. The provisions hereof shall inure to the benefit of and be binding upon the successors and assignees of the Company and BTSC. This letter is not intended to be and should not be construed as a commitment with respect to the underwriting, sale or placement of the Securities and creates no obligation or liability on our part in connection therewith.

(f) Confidentiality. Except as required by law and except with respect to any information that otherwise becomes publicly available, BTSC agrees that its officers, employees, affiliates and agents will treat confidentially any and all information furnished to BTSC pursuant to the terms of this Agreement and consistent with industry practices and will not use any of such information for any purpose other than as set forth herein. In connection with the services to be provided hereunder, BTSC may employ the services of its affiliates. Subject to compliance with applicable law, the first sentence of this Section 3(f) and any other confidentiality agreements which BTSC or its affiliates may be subject to, the Company hereby consents to BTSC and its affiliates sharing amongst each other any information related to the Company and its subsidiaries (including information relating to the creditworthiness of the Company and

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                                      -5-

     its subsidiaries and the Acquired Business) or any matters contemplated hereby.

(g) Use of Name; Disclosure; BTSC Advice, Role, etc. The Company agrees that any references to BTSC and/or its affiliates made in connection with the Transaction are subject to (i) restrictions set forth in documents delivered by BTSC and/or its affiliates to the Company relating to the Transaction and (ii) BTSC's prior approval, which approval shall not be unreasonably withheld. The Company acknowledges that all analyses, evaluation and advice (whether written or oral, formal or informal) given by BTSC to the Company in connection with its engagement hereunder are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transaction to which they relate and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, without BTSC's prior written consent. BTSC may also publicize its services in connection with the Transaction contemplated hereby, including, without limitation, granting interviews with an providing information to the financial press; and other media. BTSC is authorized upon consummation of the Transaction contemplated hereby to place the customary "tombstone" advertisement in publications of its choice at BTSC's expense. Nothing in this Agreement is intended to obligate or commit BTSC or any of its affiliates to provide any services other than as set out herein.

(h) GOVERNING LAW, ETC. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE TRANSACTION, AND BTSC'S ACTIVITIES PURSUANT TO, OR THE PERFORMANCE BY BTSC OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT IS HEREBY WAIVED. THE COMPANY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY. THE COMPANY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY

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           BTSC, ANY OF ITS AFFILIATES OR ANY INDEMNIFIED PARTY TO ENFORCE ANY
           RIGHTS UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTION MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK, WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. NOTHING IN THIS SECTION 3(h) SHALL AFFECT THE RIGHT OF BTSC, ANY OF ITS AFFILIATES OR ANY INDEMNIFIED PARTY TO SERVE
           PROCESS IN ANY MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF BTSC, ANY OF ITS AFFILIATES OR ANY INDEMNIFIED PARTY TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY JURISDICTION OR JURISDICTIONS.

        SECTION 4. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered or faxed (a) to the Company, at the address listed on the front of this Agreement and (b) to BTSC, at the offices of BT Securities Corporation, One Bankers Trust Plaza, New York, New York 10006, (212) 669-0021, Attention: Christine Barbella-Foggia.

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        We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.


                                        Very truly yours,

                                        BT SECURITIES CORPORATION

                                        By: /s/ Kate W. Cook
                                           ----------------------------
                                           Name: Kate W. Cook
                                           Title: Managing Director

AGREED TO AND ACCEPTED as of
the date first written above:

HANCOCK PARK ASSOCIATES

By:
   -----------------------------
   Name:
   Title:

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Leslie's Poolmart                                                  CONFIDENTIAL
--------------------------------------------------------------------------------

                                                    For Discussion Purposes Only

                             INDICATIVE TERM SHEET
                                 Senior Notes


Issuer:                            Leslie's Poolmart (the "Company")

Issue:                             Senior Notes (the "Notes")

Amount:                            $85,000,000

Maturity:                          7 years

Indicative Coupon:                 [   %]

Use of Proceeds:                   To finance a portion of the management
                                   acquisition of the Company.

Ranking: The Notes will be senior unsecured general obligations of the Company and will rank pari passu in right of payment to all other senior indebtedness of the Company, including borrowings under the credit facility, and senior to all subordinated debt of the Company. The Notes will be effectively subordinated to any secured indebtedness of the Company.

Security:                          None

Optional Redemption:               Non-callable for 4 years. Thereafter,
                                   callable at the Company's option, in whole or in part, at redemption prices to be determined. Optional redemption of 25% of the Notes based on an initial public offering of the common stock or issuances of Qualified
                                   Capital Stock to Strategic Investors by the
                                   Company or Holdco for up to 3 years after the closing of the offering. Redemption prices to be determined.

Change of Control:                 In event of a change of control (as defined),
                                   the Company shall be obligated to make an offer to purchase all outstanding Notes at a repurchase price of 101% of the principal amount thereof plus accrued interest to the date of purchase.

Covenants:                         Customary and appropriate for financings of
                                   this type, including, but not limited to: (i) limitations of restricted

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Leslie's Poolmart                                                  CONFIDENTIAL
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                                   payments, (ii) limitation on liens, (iii)
                                   limitation on incurrence of additional
                                   indebtedness, (iv) limitation on sale of assets, (v) limitation on transactions with affiliates, (vi) limitation on dividends and other payment restrictions affecting subsidiaries, (vii) limitation on mergers, sale or consolidation, (viii) restrictions on sale and issuance of certain restricted subsidiary stock.

Events of Default and Remedies:    Customary and appropriate for financings of
                                   this type.

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